UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported) — November 19, 2008
ONCOR ELECTRIC DELIVERY COMPANY LLC
(Exact name of registrant as specified in its charter)

DELAWARE	333-100240	75-2967830
(State or other jurisdiction	(Commission File	(I.R.S. Employer Identification No.)
of incorporation)	Number)
1601 Bryan Street, Dallas, Texas 75201
(Address of principal executive offices, including zip code)
Registrants’ telephone number, including Area Code — (214) 486-2000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
On November 19, 2008, Oncor Electric Delivery Company LLC (the “Company”) adopted the Oncor Executive Annual Incentive Plan (the “Executive Incentive Plan”) as approved by the Organization and Compensation Committee (“O&C Committee”) of the Company’s Board of Directors. The Executive Incentive Plan is effective as of January 1, 2008 and provides for the payment of cash incentive compensation to participants if specified performance objectives are achieved. Elected officers of the Company having a title of vice president or above and other specified key employees are eligible to participate in the Executive Incentive Plan provided they are employed by the Company for a period of three full months during a January 1 to December 31 plan year. The O&C Committee and the Company’s chief executive officer are responsible for administering the Executive Incentive Plan.
The aggregate amount of awards payable in any given plan year is calculated based on the Company’s earnings before interest, taxes, depreciation and amortization (“EBITDA”), the Company’s cash flow from operating activities and the target award levels of participants in the Executive Incentive Plan. Target award levels are set as a percentage of a participant’s base salary and are estimated based on target performance of the Company and individual participant performance. The Executive Incentive Plan provides that the O&C Committee will determine the minimum Company EBITDA and minimum Company cash flow from operating activities necessary to fund awards for each plan year. Each plan year the O&C Committee will also set target award levels for the Company’s executive officers and certain other key employees, while the Company’s executive team will set target award levels and individual performance modifiers for all other participants in the Executive Incentive Plan.
Awards for participants other than executive officers and certain other key employees are determined by the Company’s chief executive officer or the Company’s “executive team” (as defined in the Executive Incentive Plan). Individual awards under the Executive Incentive Plan are calculated by multiplying a participant’s target award level against a percentage based on the Company’s EBITDA and cash flow from operating activities. In addition, under the Executive Incentive Plan individual performance modifiers can increase awards to participants by up to 200% depending on each such participant’s performance rating. The Company’s executive team will determine each participant’s individual performance modifier. Factors used in determining individual performance modifiers may include Company financial or operational measures, individual management and other goals, personal job objectives and competencies, the demonstration of team building and support attributes and general demeanor and behavior.
All awards will be made in the form of lump sum cash payments to participants by March 15 of the year following the end of the plan year to which the award relates. Participation in the Executive Incentive Plan generally ceases immediately upon termination of employment.
The Executive Incentive Plan may be amended, suspended or terminated at any time by action of the O&C Committee, but no such action may adversely affect any participant’s right to receive any amounts to which they became entitled prior to such amendment, suspension or termination.
The foregoing description of the Executive Incentive Plan is qualified in its entirety by reference to the complete terms of the Executive Incentive Plan, which is attached hereto as Exhibit 10.1.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
(d)	Exhibits
10.1	Oncor Executive Annual Incentive Plan

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the following registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ONCOR ELECTRIC DELIVERY COMPANY LLC

By:	/s/ David M. Davis

Name:	David M. Davis
Title:	Vice President and Chief Financial Officer
Dated: November 24, 2008

EXHIBIT INDEX
Exhibit
10.1	Oncor Executive Annual Incentive Plan